EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Palomar Enterprises, Inc.
Carson City, Nevada

     We hereby consent to the incorporation by reference in this Registration Statement of Palomar Enterprises, Inc. on Form S-8, of:

     1) our independent auditor's report dated March 20, 2002, relating to the statement of operations, changes in stockholders' equity and cash flows of Palomar Enterprises, Inc. (a Nevada corporation and a development stage company) for the year ended December 31, 2001, which report appears in the 2002 Annual Report on Form 10-KSB of Palomar Enterprises, Inc. and

     2) our independent auditor's report dated March 29, 2001, relating to the balance sheets of Palomar Enterprises, Inc. (a Nevada corporation and a development stage company) as of March 31, 2001, December 31, 2000 and 1999 and the related statements of operations and comprehensive income, changes in stockholders' equity and cash flows for the three months ended March 31, 2000, for the year ended December 31, 2000 and for the period from March 10, 1999 (date of inception) through December 31, 1999, respectively, and for the period from March 10, 1999 (date of inception) through March 31, 2001, which report appears in the Registration Statement on Form SB-2 of Palomar Enterprises, Inc.

                                      /s/  S. W. Hatfield, CPA
                                      ---------------------------
                                      S. W. HATFIELD, CPA

Dallas, Texas
October 6, 2003